                                                                 Exhibit 12.1

                 MMI COMPANIES, INC. AND SUBSIDIARIES
           EXHIBIT 12 -- RATIO OF EARNINGS TO FIXED CHARGES
                     (IN THOUSANDS EXCEPT RATIOS)

                                                                                 Year ended December 31,
                                                                 -------------------------------------------------------
                                                                   1998        1997        1996        1995        1994
                                                                 -------     -------     -------     -------     -------
Income from continuing operations before income taxes and
  extraordinary losses........................................   $15,676     $47,131     $57,403     $44,002     $ 7,083

Add fixed charges:
     Interest expense.........................................    10,165       6,489       6,083      10,889      10,084
     Amortization of issuance costs...........................        --          --          70          --         123
     Portion of rents representative of interest factor.......     2,515       2,150       1,850       1,625       1,345
                                                                 -------     -------     -------     -------     -------
                                                                  12,680       8,639       8,003      12,514      11,552
                                                                 -------     -------     -------     -------     -------

Income as adjusted............................................   $28,356     $55,770     $65,406     $56,516     $18,635
                                                                 =======     =======     =======     =======     =======

Fixed charges.................................................   $12,680     $ 8,639     $ 8,003     $12,514     $11,552
                                                                 =======     =======     =======     =======     =======

Ratio of earnings to fixed charges............................       2.2         6.5         8.2         4.5         1.6
